Exhibit 99.1

Home Bancorp, Inc. Announces Completion Of Merger With St. Martin Bancshares, Inc.

LAFAYETTE, La., Dec. 6, 2017 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq:HBCP) (the "Company" or "Home Bancorp") announced the completion of the acquisition of St. Martin Bancshares, Inc. ("St. Martin") and its wholly-owned subsidiary, St. Martin Bank & Trust Company, effective after the close of business on December 6, 2017. St. Martin was merged with and into Home Bancorp immediately followed by the merger of St. Martin Bank & Trust Company with and into Home Bank, N.A.

Under the terms of the Merger Agreement, shareholders of St. Martin will receive 9.2839 shares of Home Bancorp common stock for each share of St. Martin common stock. In addition, pursuant to the terms of the Merger Agreement, immediately prior to the closing of the Merger, St. Martin paid a special cash distribution of $94.00 per share to its shareholders.

"By bringing our two companies together, we become the third largest bank headquartered in Louisiana," stated John W. Bordelon, President and Chief Executive Officer of the Company and Home Bank, "This gives us an even greater capacity to continue investing in our customers and our combined company. On behalf of our Board of Directors and employees, we welcome St. Martin Bank's customers and team to our family."

As of the effective time of the Merger, and in accordance with the terms of the Merger Agreement, two former directors of St. Martin, Daniel G. Guidry and Mark M. "Aubrey" Cole, were elected to the Boards of Directors of Home Bancorp and Home Bank.

"We are pleased to welcome these two outstanding business leaders to our Board of Directors," stated Michael P. Maraist, Chairman of the Board. "Both individuals will add unique perspectives and knowledge to our team, helping us further our growth and outreach."

"Aubrey and Daniel served on the board of St. Martin Bank during times of great success. As we join these two historic Acadiana companies, we'll do so with their valuable insights and expansive knowledge of this region and business community," added John W. Bordelon. "Our Board is committed to serving our community, customers and employees while maintaining superior results for our shareholders."

Daniel G. Guidry has been a partner at the firm Guidry and Guidry since 1985. Guidry was a member of the Board of Directors of St. Martin Bank and Trust for 33 years.

Mark M. "Aubrey" Cole is the owner and operator of Don's Specialty Meats and is a real estate investor. Cole was appointed to St Martin Bank's Board of Directors in 2013.

With the combination of the two organizations, Home Bancorp, on a consolidated basis, has approximately $2.2 billion in assets, $1.7 billion in loans and $1.8 billion in deposits. The combined bank will conduct business as "Home Bank" after completing the systems integration scheduled for March 2018.

About Home Bancorp

Home Bancorp is a Louisiana corporation that became the holding company for Home Bank in October 2008 upon Home Bank's mutual to stock conversion. Home Bank is a federally chartered, community-oriented savings bank which was originally organized in 1908 and is headquartered in Lafayette, Louisiana. Home Bank currently conducts business from 40 full-service banking locations in the Lafayette, Baton Rouge, New Orleans and Northshore (of Lake Pontchartrain) regions of South Louisiana and the Natchez and Vicksburg regions of Mississippi.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the control of Home Bancorp - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements regarding the transaction are based upon currently available information.

Actual results could differ materially from those indicated in forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to: the anticipated benefits from the transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest rates, laws and regulations and their enforcement, and the degree of competition in the markets served by the Company; the ability to promptly and effectively integrate the businesses of the companies; the reaction of customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions.

Home Bancorp's Annual Reports on Form 10-K and other reports filed with the SEC describe some additional factors which could cause actual conditions, events or results to differ significantly from those described in forward-looking statements.

Forward-looking statements speak only as of the date they are made. Copies of the Home Bancorp's reports filed with the SEC are available in the Investor Relations section of its website, www.home24bank.com. Home Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

CONTACT: John W. Bordelon, President and CEO, (337) 237-1960